HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P. [20--] LTIP UNIT AWARD AGREEMENT
[20--] PERFORMANCE-BASED LTIP UNITS
This [20--] LTIP UNIT Award Agreement (this “Agreement”), dated as of [----] (the “Date of Grant”), is made by and between Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Partnership”) and HASI Management HoldCo LLC, a Delaware limited liability company (the “Company”, which in this Agreement shall be the “Grantee”). Where the context permits, references to the Company shall include any successor to the Company.

1.
Grant of [20--] Performance-Based LTIP Units. The Partnership hereby grants to the Grantee [----] [20--] Performance-Based LTIP Units, subject to all of the terms and conditions of this Agreement and the Limited Partnership Agreement (the "Partnership Agreement") of Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Partnership Agreement. To the extent the terms or conditions in this Agreement conflict with any provision of the Partnership Agreement, the terms and conditions set forth in the Partnership Agreement shall govern.

2.	Restrictions.

(a)
The [20--] Performance-Based LTIP Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (i) transfers to the Partnership, or (ii) transfers of [20--] Performance-Based LTIP Units by will or the laws of descent and distribution. The [20--] Performance-Based LTIP Units shall be fully vested and non-forfeitable upon the satisfaction of any requirements or restrictions otherwise contained in this Agreement.

3.	Allocations and Distributions.

(a)
Notwithstanding anything in the Partnership Agreement to the contrary, including without limitation Section 4.06 of the Partnership Agreement, any distributions that otherwise would have been made in respect of the [20--] Performance-Based LTIP Units granted herein during the period that such [20--] Performance-Based LTIP Units have not fully vested under Exhibit A (the "Performance Period") shall be retained by the Partnership and paid to Grantee as soon as reasonably practicable following the completion of the Performance Period, if, and to the extent that, the [20--] Performance-Based LTIP Units become vested and are not forfeited. Solely by way of illustration and not intended to be a limitation, if only 50% of the [20--] Performance-Based LTIP Units become vested and nonforfeitable, unpaid distributions in respect of only 50% of the [20--] Performance-Based LTIP Units will be paid following the end of the Performance Period.

(b)
Notwithstanding Section 13.02(a)(iv) of the Partnership Agreement, upon a Liquidating Event, distributions in respect of the [20--] Performance-Based LTIP Units pursuant to Section 13.02(a)(iv) of the Partnership Agreement shall not exceed the lesser of (i) the amount provided to be distributed in respect of the [20--] Performance-Based LTIP Units under Section 13.02(a)(iv) of the Partnership Agreement and (ii) the amount that would be distributed in respect of the [20--] Performance-Based LTIP Units under Section 13.02(a)(iv) of the Partnership Agreement if such provision provided for distribution to the Partners and Assignees in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

(c)
Notwithstanding any provision of the Partnership Agreement to the contrary, no allocations shall be made in respect of [20--] Performance-Based LTIP Units pursuant to Section 6.02 of the Partnership Agreement unless and until the LTIP Units become vested and nonforfeitable, unless otherwise determined by the General Partner in its reasonable discretion. The foregoing shall not limit allocations in respect of [20--] Performance-Based LTIP Units pursuant to Section 6.03 of the Partnership Agreement.

4.
Restrictive Covenants. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the "REIT") (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which a member of the Grantee is otherwise subject.

5.	Tax Liability. The Grantee is responsible for all taxes and any tax-related penalties the Grantee incurs in connection with any award made in accordance with this Agreement.

6.
Section 409A Compliance. Any award made in accordance with this Agreement is intended to be exempt from Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Partnership determines that the [20--] Performance-Based LTIP Unit is subject to Section 409A and fails to comply with the requirements of Section 409A, the Partnership reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Agreement and/or to amend, restructure, terminate or replace the [20--] Performance-Based LTIP Unit in order to cause the [20--] Performance-Based LTIP Unit to either not be subject to Section 409A or to comply with the applicable provisions of such section. In no event shall the Partnership (or any employee or director thereof) have any liability to the Grantee or any other Person due to the failure of any award made in accordance with this Agreement to satisfy the requirements of Section 409A.

7.
Governing Law; Choice of Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.
Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees.

9.
No Assignment. Subject to the second sentence of Section 2(a), neither this Agreement nor any rights granted herein shall be assignable by the Grantee other than (with respect to any rights that survive a member of the Grantee’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any [20--] Performance-Based LTIP Units by any holder thereof in violation of the provisions of this Agreement will be valid, and the Company will not transfer any of said [20--] Performance-Based LTIP Units on its books nor will any [20--] Performance-Based LTIP Units be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Partnership. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10.
Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

11.	Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company that:

(a)
The [20--] Performance-Based LTIP Units are being acquired for the Grantee’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Act.

(b)
The Grantee understands and acknowledges that the [20--] Performance-Based LTIP Units offered pursuant to this Agreement have not been registered under the Act or any other securities laws and is not being offered for resale in transactions that do not require registration under the Act or any other securities laws and, therefore, the [20--] Performance-Based LTIP Units will be characterized as “restricted securities” under the Act and such laws and may not be sold unless the [20--] Performance-Based LTIP Units are subsequently registered under the Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(c)
The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Grantee’s prospective acquisition of the [20--] Performance-Based LTIP Units, and/or has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors to do so, and has the ability to bear the economic risks of the Grantee’s prospective acquisition.

(d)
The Grantee agrees that it has had access to such financial and other information concerning the Company and the [20--] Performance-Based LTIP Units as it has deemed necessary in connection with acquisition of the [20--] Performance-Based LTIP Units, including an opportunity to ask questions of and request information from the Partnership.

(e)
The General Partner may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the General Partner may, in good faith, (i) interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the General Partner's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by a General Partner who is comprised of one or more individuals who served on the Compensation Committee of the Board of Directors of the REIT before the Change in Control; and (ii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the General Partner shall be final and binding upon all persons.

12.	Limitation on the Grantee's Rights; Not a Trust. The [20--] Performance-Based LTIP Units granted hereunder confer no rights or interests other than as herein provided.

13.
Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14.
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

15.
Entire Agreement. This Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of [20--] Performance-Based LTIP Units covered by this Agreement. The Grantee acknowledges that any summary of this Agreement provided by the Company is subject in its entirety to the terms of this Agreement. References herein to this Agreement include references to its Exhibits.

16.	Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

17.
Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

18.	Amendment. Except as otherwise provided in Section 7, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

19.
Acknowledgements and Representations. The Grantee is aware that [20--] Performance-Based LTIP Unit may be of no practical value. The Grantee has read and understands the restrictions and limitations set forth in this Agreement, which are imposed on the [20--] Performance-Based LTIP Units and the [20--] Performance-Based LTIP Unit. The Grantee confirms that the Grantee has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Agreement other than as expressly set out in this Agreement.

20.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Agreement by electronic means. The Grantee hereby consents to receive such documents by electronic delivery through an online or electronic system established and maintained by the Company or a third party designated by the Company.

21.
The Grantee is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Grantee has duly executed and delivered to the Company an accredited investor questionnaire in the form attached as Exhibit B hereto indicating the basis for such representation. Grantee is capable of evaluating the merits and risks of the acquisition and ownership of the [20--] Performance-Based LTIP Units and has obtained all information regarding the Partnership (and its applicable affiliates) and the [20--] Performance-Based LTIP Units as Grantee deems appropriate, and has relied solely upon such information, and Grantee’s own knowledge, experience and investigation, and those of his, her or its advisors, and not upon any representations of the Partnership and/or the Company, in connection with his, her or its investment decision in acquiring the [20--] Performance-Based LTIP Units. Grantee and his, her or its professional advisors have had an opportunity to conduct, and have so conducted if so desired, a due diligence investigation of the Partnership in connection with the decision to acquire the [20--] Performance-Based LTIP Units and in such regard have done all things as Grantee and they have deemed appropriate and have had an opportunity to ask questions of and receive answers from the Partnership and the Company, and have done so, as they have deemed appropriate.

22.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.
HASI MANAGEMENT HOLDCO LLC

By:
Print Name:
Title:

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.,
a Delaware limited partnership
By: Hannon Armstrong Sustainable Infrastructure Capital, Inc., its general partner

By: __________________________________
Print Name:
Title:

EXHIBIT A

1.	Subject to Section 2 below:

[Insert terms of [20--] Performance-Based LTIP Units issuance.]

2.The Company is a special purpose vehicle through which the members of the Company hold indirect interests in the Partnership. In order to determine equitably the rights and obligations of the Company and its members with respect to the grant of [20--] Performance-Based LTIP Units to the Company, the General Partner shall be entitled to take all necessary actions and make any adjustments that are necessary or advisable to replicate, with respect to the [20--] Performance-Based LTIP Units, the vesting, cancellation, forfeiture or failure to vest that occurs with respect to any corresponding [20--] Performance-Based HoldCo Units. In furtherance of the foregoing, the [20--] Performance-Based LTIP Units shall become vested and nonforfeitable when, as and if a corresponding number of [20--] Performance-Based HoldCo Units become vested and nonforfeitable in accordance with the terms of limited liability company agreement of the Company and any applicable Unit Award Agreement with a member of the Company. Similarly, the [20--] Performance-Based LTIP Units shall be forfeited by the Company without further consideration if and to the extent that a corresponding number of [20--] Performance-Based HoldCo Units are forfeited by a member of the Company.

EXHIBIT B
ACCREDITED INVESTOR QUESTIONNAIRE

This Questionnaire is being provided as of this [---] day of [----] in accordance with the provisions of that certain “Hannon Armstrong Sustainable Infrastructure, L.P. [20--] LTIP Unit Award Agreement” dated as of [----] (the “Agreement”). Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Agreement.
The undersigned represents and warrants to the Company that it is an “accredited investor” within the meaning given to such term under Rule 501 of Regulation D under the Securities Act and has initialed the applicable statement below.
FOR INDIVIDUALS [Entities should complete the section below]
Please check the appropriate description which applies to you.
(a) ______    I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item question, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of securities for the purpose of investing in the [20--] Performance-Based LTIP Units.
(b) ______    I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.
(c) ______    I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.
(d) ______    I am a director, executive officer or general partner of the Partnership, or a director, executive officer or general partner of a general partner of the Partnership. (For purposes of this question, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Partnership.)
FOR ENTITIES
Please check the appropriate description which applies to you.
(a)    ______ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.
(b)    ______ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
(c)    ______ An insurance company, as defined in Section 2(13) of the Securities Act.
(d)    ______ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
(e)    ______ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
(f)    ______ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
(g)    ______ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.
(h)    ______ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
(i)    ______ A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the [20--] Performance-Based LTIP Units, and that has total assets in excess of $5 million.
(j)    ______ A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the [20--] Performance-Based LTIP Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
(k)    ___X__ An entity in which all of the equity owners are accredited investors and meet the criteria listed for individuals listed above in this Questionnaire.

Dated as of [----].
HASI Management HoldCo LLC,
a Delaware limited liability company

By: _______________________________
Print Name:
Title:

EXHIBIT C

FORM OF JOINDER AGREEMENT

In consideration of the issuance to the undersigned of [20--] Performance-Based LTIP Units of the Partnership, the undersigned agrees that, as of the date written below, it shall become a party to the Amended and Restated Limited Partnership Agreement of Hannon Armstrong Sustainable Infrastructure, L.P., dated as of April 23, 2013 (as such may have been or may be further amended from time to time, the “Partnership Agreement”), by and among the Partnership and the persons signatory therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Partnership Agreement as though an original party thereto and shall be deemed an additional Partner for purposes thereof.

Executed as of the _____day of _______, _______.
[20--] Performance-Based LTIP Unitholder

__________________________
HASI Management HoldCo LLC

BY:______________________________
MANAGING MEMBER

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